Exhibit 99.1

DIEGO PELLICER WORLDWIDE, INC.

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS

IN LIEU OF A SPECIAL MEETING

Dated as of March 8, 2018

Pursuant to Section 141(f) of the Delaware General Corporate Law and the by-laws of

Diego Pellicer Worldwide, Inc., a Delaware corporation (the “Corporation”), the undersigned,

representing all of the members of the Board of Directors of the Corporation (the “Board”), hereby consent to and adopt the following resolutions and take the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the Board duly called and convened for such purpose on the date first set forth above, with a full quorum present and acting throughout:

WHEREAS, as a result of the resignation of Stephan L. Norris from the Board of Directors of the Corporation on January 18, 2018, there is a current vacancy on the Board which, pursuant to

Article III, Section 8 of the Bylaws of the Corporation, may be filled by the affirmative vote of the majority of the remaining members;

WHEREAS, Company Management has nominated Nello Gontfiantini, currently serving as the Corporation’s Chief Strategy Officer, to fill this Board vacancy.

NOW, THEREFORE, BE IT:

RESOLVED, that the undersigned, representing all of the current members of the

Corporation’s Board of Directors, hereby appoint Nello Gontfiantini to serve as a member of the

Board of Directors and fill the Board seat recently vacated by Stephan L. Norris, to serve as a member of the Corporation’s Board until his successor is duly elected and qualified; and be it further

RESOLVED, that the proper officers be, and each of them hereby is, authorized and empowered to prepare, execute and file such governmental filings as may be necessary or required by law in connection with the appointment of Nello Gontfiantini to serve on the Board, including,

but not limited to, the filing of a current report on Form 8-K with the U.S. Securities and Exchange

Commission; provided, further that this written consent shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken by the Board at a meeting.

IN WITNESS HEREOF, the undersigned, representing all of the members of the Board, has executed this Unanimous Written Consent of the Board of Directors of Diego Pellicer Worldwide, Inc. in Lieu

of a Special Meeting as of the date first above written.